Exhibit 5
                                  March 20, 1998


Bell & Howell Company
5215 Old Orchard Road
Skokie, Illinois 60077

     Re:  Bell & Howell Company 1995 Stock Option Plan (the "Plan")



Ladies and Gentlemen:

     We have acted as counsel for Bell & Howell Company (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,160,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Plan.

          We have examined or considered:

          1. A copy of the Company's Amended and Restated Certificate of Incorporation.

          2.  The By-Laws of the Company.

          3. Confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.  A copy of the Plan.

          In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

          We are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) All legal and corporate proceedings necessary for the issuance of the shares of Common Stock pursuant to the Plan have been duly taken, and the Common Stock, will be duly authorized, legally and validly issued, fully paid and nonassessable.

          We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,



                                  McDermott, Will & Emery